                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Paul G. Gabos
         (727) 530-7700

                         LINCARE HOLDINGS INC. ANNOUNCES
                      FIRST QUARTER 2003 FINANCIAL RESULTS

         Clearwater, Florida (April 21, 2003) -- Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the quarter ended March 31, 2003.

         For the quarter ended March 31, 2003, revenues were $265.2 million, a 16% increase over revenues of $228.5 million for the first quarter of 2002. Net income for the quarter ended March 31, 2003, was $52.9 million compared to net income of $45.2 million for the first quarter of 2002. Diluted earnings per share were $0.49 for the quarter ended March 31, 2003, an increase of 20% over the $0.41 diluted earnings per share for the comparable period last year.

         During the first quarter of 2003, Lincare completed the acquisition of four companies with annualized revenues of approximately $16.0 million. The acquired businesses were located in Iowa, Maine, Nevada and Tennessee.

         Lincare added 20 new operating centers in the first quarter, with six of those locations derived from acquisitions and 14 locations derived from internal expansion. The total number of Lincare locations expanded to 662 at the end of the first quarter.

         John P. Byrnes, Lincare's Chief Executive Officer, said, "We are pleased with Lincare's operating and financial performance in the first quarter of 2003. Our business fundamentals remain strong and we continue to gain market share in our core respiratory business."

         Mr. Byrnes added, "Our financial position is strong and we achieved significant operating cash flows in the first quarter of 2003." Lincare generated cash from operating activities of $88.5 million in the first quarter of 2003, an increase of 19% over the $74.6 million generated in the comparable prior year period. Investments of cash included $23.1 million in capital expenditures, $23.0 million in business acquisition expenditures and $39.3 million in repurchases of the Company's common stock. Long-term obligations, including current maturities of bank debt, were $188.8 million, representing a debt-to-total capitalization ratio of 18 percent.

Executive Appointment

         The Company also announced today that Shawn S. Schabel, who has been serving in the capacity of Chief Operating Officer since January of 2001, has been given the additional title of President of Lincare. Since joining Lincare in 1989, Mr. Schabel has served in a number of positions with increasing responsibility. Prior to being named Chief Operating Officer, he was a Senior Vice President. He holds a degree in respiratory therapy from Wichita State University.

         In making the announcement, Mr. Byrnes said, "As Lincare has experienced rapid growth, Shawn has played a pivotal role in ensuring that the Company's clinical services and operations programs meet the ever increasing demands of patients who rely on Lincare for home therapies. His expanded responsibilities will give him the opportunity to continue to make strong contributions in many facets of our business."

         Lincare, headquartered in Clearwater, Florida, is one of the nation's largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 420,000 customers in 47 states.

         Statements contained in this release that are not based on historical facts are forward-looking statements that are based on projections and estimates regarding the economy in general, the health care industry and other factors which impact the Company. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. The estimates relate to reimbursement by government and third party payors for the Company's products and services, the costs associated with government regulation of the health care industry and effects of competition and industry consolidation. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or variations of these terms or other comparable terminology.

         Key factors that have an impact on the Company's ability to attain these estimates include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for the Company's products and services, the availability of appropriate acquisition candidates and the Company's ability to successfully complete acquisitions, efficient operations of the Company's existing and future operating facilities, regulation and/or regulatory action affecting the Company or its business, economic and competitive conditions and access to borrowed and/or equity capital on favorable terms.

         In developing its forward-looking statements, the Company has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by the Company differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this release.

                              LINCARE HOLDINGS INC.
                                Financial Summary
                                   (Unaudited)
                (In thousands, except share and per share data)

                                                 For the three months ended
                                               -----------------------------
                                                 March 31,        March 31,
                                                   2003             2002
                                               ------------     ------------

Net revenues                                   $    265,173     $    228,521
                                               ------------     ------------
Costs and expenses:

Costs of goods & services                            39,936           34,427
Operating expenses                                   59,479           51,406
Selling, general and administrative expenses         56,085           47,710
Bad debt expense                                      3,978            3,428
Depreciation expense                                 17,275           14,860
Amortization expense                                    415              419
                                               ------------     ------------
Operating income                                     88,005           76,271

Interest and other expense                            3,466            3,734

Income before income taxes                           84,539           72,537

Income taxes                                         31,617           27,346
                                               ------------     ------------

Net income                                     $     52,922     $     45,191
                                               ============     ============

Basic earnings per common share                $       0.50     $       0.42
                                               ============     ============

Diluted earnings per common share              $       0.49     $       0.41
                                               ============     ============

Weighted average number of common shares
  outstanding                                   104,808,097      107,803,438
                                               ============     ============

Weighted average number of common shares &
  common share equivalents outstanding          107,463,380      110,211,474
                                               ============     ============

                              LINCARE HOLDINGS INC.
                           Selected Balance Sheet Data
                                   (Unaudited)
                                 (In thousands)

                                              March 31,      December 31,
                                                2003             2002
                                             ----------      ------------

Cash                                         $    4,412      $    1,581

Accounts Receivable, Net                        152,327         142,740

Current Assets                                  162,680         153,651

Total Assets                                  1,240,849       1,198,601

Current Liabilities                             130,958         110,665

Long Term Obligations, including
  Current Maturities of Bank Debt               188,763         185,525

Stockholders' Equity                            872,858         856,290